                                               Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-60355
                                                       Prospectus Supplement To
                                     Prospectus Supplement dated March 31, 1999
                                             To Prospectus dated March 26, 1999


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED MARCH 31, 1999
TO PROSPECTUS DATED MARCH 26, 1999)


                             AIMCO PROPERTIES, L.P.

                           Extension of Offer Period
                                  relating to
         the offer to acquire units of limited partnership interest in
                           STURBROOK INVESTORS, LTD.
                        in exchange for your choice of:
          1,944.50 of our 8.0% Class Two Partnership Preferred Units;
                   1,292 of our Partnership Common Units; or
                                $48,611 in Cash


         Pursuant to a Prospectus, dated March 26, 1999, and a Prospectus Supplement, dated March 31, 1999, we have offered to acquire units of limited partnership interest in your partnership. We have now extended the expiration date for our offer from June 28 to July 25, 1999.





                                  May 27, 1999